Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-107294, 333-47836 and 333-137090) pertaining to the Bruker BioSciences Corporation Amended and Restated 2000 Stock Option Plan of our report dated December 12, 2006, with respect to the consolidated financial statements and schedule of Bruker BioSciences Corporation included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 12, 2006